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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in this Form 10-K of Virginia Commerce Bancorp, Inc. and in the Registration Statements on Form S-8 (Nos. 333-68576, 333-68578, 333-68580 333-108210 and 333-109079) of our
report, dated February 27, 2006, relating to the consolidated balance sheets of Virginia Commerce Bancorp, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2005, 2004 and 2003.


/s/ Yount, Hyde & Barbour, PC


Winchester, Virginia
March 8, 2006